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                                                                    Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-80001, 333-39006, 333-86342-16) of Federal Express
Corporation and in the related Prospectuses, of our reports dated June 23, 2003, with respect to the consolidated financial statements and schedule of Federal Express Corporation included in this Annual Report (Form 10-K) for the year ended May 31, 2003.

                                       /s/ Ernst & Young LLP


July 16, 2003
Memphis, Tennessee